EXHIBIT 99.2

Sunterra Corporation
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                                                                    NEWS RELEASE

                                                       Contact: Malinda Bombardo
                                                                  (407) 532-1000



                    SUNTERRA NAMES ALTMAN AS GENERAL COUNSEL



         ORLANDO, FLORIDA (May 21, 2001) Sunterra Corporation ("Sunterra") today announced that Ross Altman has joined the company as its General Counsel as of April 23, 2001.

         Mr. Altman was the former Senior Vice President, General Counsel and Secretary of Beloit Corporation, a global equipment manufacturer and EPC contractor of pulp and paper plants. Previously, Mr. Altman was a partner in the Chicago office of the law firm of Rudnick & Wolfe (now Piper Marbury Rudnick & Wolfe), where he chaired the firm's construction law practice group.

          "We are extremely pleased to have Ross join the Sunterra team. Ross's background is a great asset as we move forward", said Greg Rayburn, CEO of Sunterra.

         Sunterra is one of the world's largest vacation ownership companies with owner families and resorts in North America, Europe, the Pacific, the Caribbean and Japan.



SOURCE:  Sunterra Corporation